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EXHIBIT 4.6

                                                                  CONFORMED COPY

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of June 10, 2004, among ROCKFORD CORPORATION, an Arizona corporation (the "Company"), and Audio Innovations, Inc., an Oklahoma corporation ("AII" and, together with the Company, the "Grantors" and each individually a "Grantor"), and BNY Western Trust Company, in its capacity as collateral agent (and any successor collateral agent, the "Agent") for the holders of the Notes (the "Holders").

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Indenture dated as of the date hereof by and between Company and BNY Western Trust Company (the "Trustee"), as from time to time amended, restated, supplemented or otherwise modified (the "Indenture"), the Company has authorized issuance from time to time of 4.5% Convertible Senior Subordinated Secured Notes due 2009 (the "Notes");

            WHEREAS, the Grantors will receive substantial direct and indirect benefits from the Indenture and the Notes issued thereunder;

            WHEREAS, the Grantors have agreed to grant a continuing second priority Lien on the Collateral (as hereinafter defined) to secure the Obligations;

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINED TERMS. The following terms shall have the following respective meanings:

            "Accounts" shall mean all present and future rights of any Grantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit, charge or debit card along with all information contained on or for use with such card.

            "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five percent (5%) or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five percent (5%) or more of any class of Voting Stock or in which such Person beneficially owns or holds five percent (5%) or more of the equity interests and (c) any director or executive officer of such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common

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control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

            "Agent's Commercial Judgment" means the commercially reasonable judgment of the Agent as to credit or, where applicable, other matters, in each case exercised in good faith.

            "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

            "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

            "Collateral" shall have the meaning set forth in Section 2 hereof.

            "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by each Grantor.

            "Direct Foreign Subsidiaries" shall mean, collectively, Rockford (Europe) Elektronik Vertriebs GmbH, a German GmbH, and Rockford Foreign Sales Corporation, a Barbados corporation, as the direct foreign Subsidiaries of the Company.

            "EBITDA" shall mean for any fiscal period, as applicable, of the Company, the sum of operating income of the Company and its Subsidiaries on a consolidated basis, excluding any non-recurring or special items, plus depreciation and amortization expense deducted therefrom, as calculated by the Company's chief financial officer consistent with the information presented in the financial statements of the Company filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

            "Equipment" mean all of each Grantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

            "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

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            "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any Borrower's Subsidiary under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

            "Intellectual Property" shall mean all of each Grantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, service marks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

            "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by each Grantor.

            "Inventory" shall mean all of each Grantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Grantor as lessor; (b) are held by such Grantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Grantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

            "Lien" means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

            "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Notes, the Indenture, the Securities and all other obligations, liabilities and indebtedness of every kind, nature and description owing by the Company under the Securities, the Indenture, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant Agent Agreement, in each case whether now or hereafter existing, direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

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            "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Grantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

            "Real Property" shall mean all now owned and hereafter acquired real property of each Grantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

            "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; and (c) all payment intangibles of such Grantor and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to such Grantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Grantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of such Grantor) or otherwise associated with any Accounts, Inventory or general intangibles of such Grantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to such Grantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to such Grantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which such Grantor is a beneficiary).

            "Records" shall mean all of each Grantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Grantor with respect to the foregoing maintained with or by any other person).

            "Required Holders" means such Holder(s) as are entitled to take action or direct the Trustee pursuant to the terms of the Indenture.

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            "Securities" shall have the meaning ascribed to it in the Securities
Purchase Agreement.

            "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

            "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

            "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted "Revised Article 9" of the UCC on or after July 1, 2001.

            "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

            All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

      2. GRANT OF LIEN.

            As security for all Obligations, each Grantor hereby grants to the Agent, for the benefit of the Agent, the Trustee and the Holders, a continuing security interest in, lien on, assignment of and right of set-off against, all personal and real property and fixtures and interests in property and fixtures of such Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent, collectively, the "Collateral"), including:

      (a) all Accounts;

      (b) all general intangibles, including, without limitation, all Intellectual Property;

      (c) all goods, including, without limitation, Inventory and Equipment;

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      (d) all Real Property and fixtures;

      (e) all chattel paper (including all tangible and electronic chattel paper);

      (f) all Instruments (including all promissory notes);

      (g) all Documents;

      (h) all deposit accounts;

      (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

      (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of such Grantor now or hereafter held or received by or in transit to Agent, any Holder or any of their respective Affiliates or at any other depository or other institution from or for the account of such Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

      (l) all commercial tort claims;

      (m) to the extent not otherwise described above, all Receivables;

      (n) all Records; and

      (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding the generality of the foregoing, one-third of the Capital Stock of each of the Direct Foreign Subsidiaries shall be excluded from "Collateral".

      3. PERFECTION AND PROTECTION OF SECURITY INTEREST.

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            (a) Each of the Grantors shall, at their own expense, perform all steps reasonably requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) placing notations on such Grantor's books of account to disclose the Agent's security interest; and (iii) taking such other steps as are reasonably deemed necessary or desirable to maintain and protect the Agent's Liens; provided that on the anniversary of the Closing Date and within 30 days after the Agent's request therefor, the Company shall furnish the Agent an Opinion of Counsel pursuant to Section 17.4 of the Indenture, whether or not such Opinion of Counsel is required by the TIA. Each Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

            (b) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that
(i) accurately describe the Collateral and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

            (c) From time to time, each Grantor shall, upon the Agent's reasonable request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but any Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to any Grantor. Subject to Section 20(f), so long as the Indenture is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral.

            (d) Terminations, Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

            4. LOCATION OF COLLATERAL. (a) Each of the Grantors represents and warrants to the Agent, the Trustee and the Holders that: (A) Schedule I is a correct and complete list of the location of its chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business. Each Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless it gives the Agent at least thirty (30) days' prior written notice thereof and

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executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith.

            5. Jurisdiction of Organization. Schedule II hereto identifies each Grantor's name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of such Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Grantor's state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which the such Grantor is incorporated or organized. Each Grantor has only one state of incorporation or organization.

            6. Title to, Liens on, and Sale and Use of Collateral. Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that: (a) such Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Liens securing the Senior Facility and all Liens permitted thereunder; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except as set forth in the Indenture; and (c) such Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

            7. Access and Examination. The Grantors shall permit representatives and independent contractors of Agent access to their properties and records from time to time upon the reasonable request of Agent.

            8. Collateral Reporting. Each Grantor shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent: (a) upon request, copies of invoices in connection with the Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Grantor's Accounts and for Inventory and Equipment acquired by such Grantor, purchase orders and invoices; (b) such other reports as to the Collateral of such Grantor as the Agent shall in the Agent's Commercial Judgment request from time to time; and (c) with the delivery of each of the foregoing, a certificate of such Grantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If either of the Grantor's records or reports of the Collateral of type required to be delivered hereunder are prepared by an accounting service or other agent, such Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents (but only to the extent necessary to satisfy the foregoing reporting requirements) to the Agent, for distribution to the Trustee and the Holders.

            9. ACCOUNTS. Each Grantor hereby represents and warrants to the Agent, the Trustee and the Holders, with respect to such Grantor's Accounts, that each existing Account represents, and each future Account will represent, a bona fide sale or lease and shipment of goods by such Grantor, or rendition of services by such Grantor, in the ordinary course of such Grantor's business.

      10. INVENTORY.

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            Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor's business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor's business. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. After and during the continuation of an Event of Default, each Grantor will conduct a physical count of the Inventory at such times as the Agent requests.

      11. EQUIPMENT.

            (a) Each Grantor represents and warrants to the Agent, the Trustee and the Holders and agrees with the Agent, the Trustee and the Holders that all of the Equipment owned by such Grantor is and will be used or held for use in such Grantor's business, and is and will be fit for such purposes. Each Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            (b) Each Grantor shall promptly inform the Agent of any material additions to or deletions from the Equipment. No Grantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Grantor will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Grantor's Equipment constituting Collateral.

            12. Documents, Instruments, and Chattel Paper. Each Grantor represents and warrants to the Agent and the Lenders that all Documents, Instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects.

            13. Right to Cure. The Agent may, in its discretion, and shall, at the direction of the Trustee (acting at the direction of the Required Holders), pay any amount or do any act required of any Grantor hereunder or under the Indenture or any other Security Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which any Grantor fails to pay or do, including payment of any judgment against such Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral; provided, however, that the Agent shall be under no obligation to take any action which in its sole discretion would subject the Agent to personal or financial liability. Any payment made or other action taken by the Agent under this Section 13 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

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            14. LIMITED Power of Attorney. Each Grantor hereby appoints the
Agent and the Agent's designee as such Grantor's attorney, with power: (a) to endorse such Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Grantor; (d) so long as any Event of Default has occurred and is continuing, to send requests for verification of Accounts to customers; (e) to complete in such Grantor's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in such Grantor's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials limited powers of attorney in such Grantor's name for such purpose; (g) to the extent that such Grantor's authorization given in
Section 3 of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without such Grantor's signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Grantor's name such financing statements and amendments thereto and continuation statements which may require such Grantor's signature; and (h) to do all things necessary to carry out the Indenture and this Security Agreement. Each Grantor ratifies and approves all acts of such attorney. None of Agent nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Indenture has been terminated and the Obligations have been fully satisfied.

      15. THE AGENT'S AND HOLDERS' RIGHTS, DUTIES AND LIABILITIES.

            (a) Each Holder hereby appoints BNY Western Trust Company to act as the Agent for such Person under this Security Agreement and the other Security Documents. Each Holder hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Security Agreement and the other Security Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and the Agent shall hold all Collateral, charges and collections received pursuant to this Security Agreement, for the ratable benefit of the Holders. The Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Security Agreement (including without limitation, collection of the Notes) the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Trustee or the Required Holders, and such instructions shall be binding; provided, however, that the Agent shall not be required to take any action which in the Agent's reasonable discretion exposes it to liability or which is contrary to this Security Agreement or the other Security Documents or applicable law unless the Agent is

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furnished with an indemnification reasonably acceptable to the Agent in its sole discretion with respect thereto and the Agent shall not be responsible for any misconduct or negligence on the part of any agents appointed with due care by the Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Security Agreement and the other Security Documents. The Agent shall not be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Security Agreement or any of the other Security Documents. The Agent shall not have by reason of this Security Agreement a fiduciary relationship in respect of any Holder; and nothing in this Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Security Agreement except as expressly set forth herein.

            (b) The Grantors assume jointly and severally all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent, the Trustee or any Holder to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Holders shall, without notice to or consent from any Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Grantor for the Obligations or under the Indenture or any other agreement now or hereafter existing between the Agent and/or the Trustee or any Holder and any Grantor.

            (c) It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. None of the Agent, the Trustee nor any Holder shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent, the Trustee or any Holder of any payment relating to any contract or license pursuant hereto. None of the Agent, the Trustee nor any Holder shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      16. COST AND EXPENSES; INDEMNIFICATION.

            (a) The Grantors agree to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, administration, enforcement, and termination of this Security Agreement or any of the other Security Documents, including: (a) all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Security Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of this Security Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Grantors under this Agreement that the Grantors fail to pay or take; and (f) costs and expenses of preserving and protecting the Collateral. The foregoing shall not be construed to limit any other directly contrary provisions of this Agreement regarding costs and expenses to be paid by any Grantor.

            (b) In any suit, proceeding or action brought by Agent, the Trustee or any Holder to enforce its rights with respect to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will jointly and severally save, indemnify and keep Agent, the Trustee and Holders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Agent, the Trustee or any Holder, to the extent such expense, loss, or damage is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of Agent, the Trustee or such Holder as finally determined by a court of competent jurisdiction. All such obligations of the Grantors shall be and remain enforceable against and only against each Grantor and shall not be enforceable against Agent, the Trustee or any Holder.

      17. REMEDIES; RIGHTS UPON DEFAULT.

            (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Indenture, and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, and subject to the terms of the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent, the Trustee or any Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent, the Trustee and Holders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on the Grantors' premises or elsewhere and shall have the right to use the Grantors' premises without charge for such time or times as Agent reasonably deems necessary or advisable.

            (b) Each Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at such Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent, the Trustee and Holders), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided herein, in the Intercreditor Agreement and in the Indenture, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to the applicable Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent, the Trustee or any Holder arising out of the repossession, retention or sale of the Collateral except such as determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of Agent, the Trustee or such Holder. Each Grantor agrees that ten (10) days prior written notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable attorneys' fees or other out-of-pocket expenses actually incurred by Agent, the Trustee or any Holder to collect such deficiency.

            (c) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

            (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 17(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 17(d). Without limitation upon the foregoing, nothing contained in this Section 17(d) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 17(d).

            18. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Agent to exercise rights and remedies under Section 17 hereof (including, without limiting the terms of Section 17 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of Agent, the Trustee and Holders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

            19. LIMITATION ON AGENT'S AND HOLDERS' DUTY IN RESPECT OF
COLLATERAL.

            (a) None of Agent, the Trustee or any Holder shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent, the Trustee or such Holder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

            (b) The Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.

            (c) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

      20. MISCELLANEOUS.

            (a) REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            (b) NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Indenture; provided, however that notice to the Agent shall be delivered to the following address or such other address as notified by the Agent from time to time:

            BNY Western Trust Company
            Attention:  Corporate Trust Administration
            700 S. Flower Street - Suite 500
            Los Angeles, CA  90017

            Fax:  213-630-6298

            (c) SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Indenture and the other Security Documents which, taken together, set forth the complete understanding and agreement of Agent, the Trustee, the Holders and the Grantors with respect to the matters referred to herein and therein.

            (d) NO WAIVER; CUMULATIVE REMEDIES. Neither Agent, the Trustee nor any Holder shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent, the Trustee or any Holder, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and the Grantors.

            (e) LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            (f) TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 20(a) hereof, this Security Agreement shall terminate upon the earlier of (i) payment or satisfaction in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted) or (ii) the Company's furnishing of an Officer's Certificate to the Agent certifying that the Company's average monthly EBITDA for any twelve consecutive months commencing with the month ending June 30, 2004 has been positive.

            (g) INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 10, 2004 (the "Intercreditor Agreement") among Congress Financial Corporation (Western) as Senior Agent, BNY Western Trust Company, as

Trustee, and the Grantors. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.

            (h) SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of the Grantors hereunder shall be binding upon the successors and assigns of the Grantors (including any debtor-in-possession on behalf of any Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent, the Trustee and Holders, hereunder, inure to the benefit of Agent, the Trustee and Holders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent, the Trustee and Holders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

            (i) COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

            (j) GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, LOS ANGELES, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY GRANTOR, AGENT, THE TRUSTEE AND HOLDERS PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS; PROVIDED, THAT AGENT, THE TRUSTEE, HOLDERS AND THE GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF LOS ANGELES COUNTY, LOS ANGELES, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR

EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH IN SECTION 18.3 OF THE INDENTURE (SUCH NOTICE TO AII BEING DELIVERED TO THE COMPANY IN CARE OF AII AT THE COMPANY'S ADDRESS SET FORTH IN SECTION 18.3 OF THE INDENTURE) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

            (k) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

            (l) SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            (m) NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

            (n) BENEFIT OF HOLDERS. All Liens granted or contemplated hereby shall be for the benefit of Agent, the Trustee and Holders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Indenture.

            (o) INCORPORATION BY REFERENCE. All of the rights, protections, immunities and privileges granted to the Trustee under the Indenture are incorporated by reference herein and shall inure to the benefit of the Agent herein.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                       ROCKFORD CORPORATION, as a Grantor


                                       By:  /s/ James M. Thomson
                                            ------------------------------------
                                       Name: James M. Thomson
                                             -----------------------------------
                                       Title:  Chief Financial Officer
                                               ---------------------------------


                                       AUDIO INNOVATIONS, INC., as a Grantor


                                       By:  /s/ James M. Thomson
                                            ------------------------------------
                                       Name: James M. Thomson
                                             -----------------------------------
                                       Title:  Chief Financial Officer
                                               ---------------------------------


                                       BNY WESTERN TRUST COMPANY,
                                       as Agent

                                       By:  /s/ Daren M. DiNicola
                                            ------------------------------------
                                       Name:  Daren M. DiNicola
                                              ----------------------------------
                                       Title:  V.P. & Bus. Group Manager
                                               ---------------------------------

                                   SCHEDULE I

                              ROCKFORD CORPORATION

1. The chief executive office of Rockford Corporation is located at the street address set forth below, which is in Maricopa County, in the State of Arizona.

      600 South Rockford Drive
      Tempe, Arizona 85281

2. The books and records of Rockford Corporation pertaining to accounts, contract rights, inventory, etc. are located at the following street address:

      600 South Rockford Drive
      Tempe, Arizona 85281

3. In addition to the chief executive office, Rockford Corporation has Collateral located at the addresses set forth below.

      a. Rockford Corporation
         600 South Rockford Drive
         Tempe, Arizona 85281

      b. Rockford Corporation
         2356 Turner Avenue
         Grand Rapids, Michigan 49544

      c. Rockford Corporation
         648 South River Drive
         Tempe, Arizona 85181

      d. Rockford Corporation
         609 Myrtle Street NW
         Grand Rapids, Michigan 49546

      e. Rockford Corporation
         636 South River Drive
         Tempe, Arizona 85281

      f. Rockford Corporation
         600 Webster Street NW
         Grand Rapids, Michigan 49504

      g. Rockford Corporation
         955 North Fiesta Boulevard, #4
         Gilbert, Arizona 85233

      h. Rockford Corporation
         3056 Walker Ridge Drive
         Walker, Michigan 49512

      i. Rockford Corporation
         546 South Rockford Drive
         Tempe, Arizona 85281

      j. Rockford Corporation
         6400 Goodyear Road
         Benecia, California

      k. Rockford Corporation
         2055 East 5th Street
         Tempe, Arizona 85281

      l. Rockford (Europe) Elektronik Vertriebs GmbH
         An Der Autobahn 26, 28876 Oyten
         Germany

      m. MB Quart GmbH
         Neckarstrasse 20, 74847 Obrigheim
         Germany

4. There are no other places of business or other locations of any assets used by Rockford Corporation.

      AUDIO INNOVATIONS, INC.

1. The chief executive office of Audio Innovations, Inc. is located at the street address set forth below, which is in Payne County, in the State of Oklahoma.

      2805 East Sixth Street
      Stillwater, Oklahoma 74074

2. The books and records of Audio Innovations, Inc. pertaining to accounts, contract rights, inventory, etc. are located at the following street address:

      2805 East Sixth Street
      Stillwater, Oklahoma 74074

3. In addition to the chief executive office, Audio Innovations, Inc. has Collateral located at the addresses set forth below.

      a. 3324 N. Park Drive
         Stillwater, Oklahoma 74074

      b. 2811 East Sixth St.
         Stillwater, Oklahoma 74074

      c. 2723 East Sixth St.
         Stillwater, Oklahoma 74074

      d. 2805 East Sixth St.
         Stillwater, Oklahoma 74074

      e. 2817 East Sixth St.
         Stillwater, Oklahoma 74074

4. There are no other places of business or other locations of any assets used by Audio Innovations, Inc.

                                   SCHEDULE II

                                                 Organizational      Jurisdiction of
Name of Entity               Type of Entity         ID Number         Incorporation
--------------               --------------         ---------         -------------
Rockford Corporation           Corporation          0131298-2             Arizona

Audio Innovations, Inc.        Corporation         1900386865             Oklahoma